SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the
                                      Commission Only (as permitted
                                      by Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           LNB BANCORP, INC.
            (Name of Registrant as Specified In Its Charter)

                            NOT APPLICABLE
              (Name of Person(s) Filing Proxy Statement,
                   if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):
  [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item
      22(a)(2) of Schedule 14A.
  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
  [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and
      0-11.
      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:
  [X] Fee paid previously with preliminary materials:
  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form, Schedule or Registration No.:
      3) Filing Party:
      4) Date Filed:

                             LNB BANCORP, INC.
                               LORAIN, OHIO

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  TO THE SHAREHOLDERS OF
  LNB BANCORP, INC.                                          March 20, 1995

     The Annual Meeting of Shareholders of LNB Bancorp, Inc. will be held at 521 Broadway, Lorain, Ohio 44052, on Tuesday, April 18, 1995, at 10:00 a.m., Eastern Daylight Savings Time, for the purpose of considering and voting upon the following matters as more fully described in the Proxy Statement.

  PROPOSALS:
     1. ELECTION OF DIRECTORS - To elect five (5) directors to hold office until their term expires (April 21, 1998) or until their successors are elected and qualified.
     2. INCREASE AUTHORIZED SHARES AND FIX PAR VALUE AT $1.00 PER SHARE
        - Consideration of an amendment to the Articles of Incorporation of LNB Bancorp, Inc. which would increase the authorized number of shares from 4,000,000 to 5,000,000 and fix the par value of the Common Stock at $1.00 per share to allow for a five-for-four stock split of the Common Stock of LNB Bancorp, Inc. if this proposal is approved.
     3. OTHER BUSINESS - To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on March 10, 1995 will be entitled to vote the number of shares held of record in their names on that date. The transfer books will not be closed.
    We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. This proxy may be revoked prior to its exercise.

                                      By Order of the Board of Directors


                                                     /s/ Thomas P. Ryan


                                                         Thomas P. Ryan
                                               Executive Vice President
                                                and Secretary/Treasurer


  YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY FORM(S) WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                              LNB BANCORP, INC.
                                457 BROADWAY
                             LORAIN, OHIO 44052
                              PROXY STATEMENT
                               MARCH 20, 1995

    This proxy solicitation is made on behalf of the Board of Directors of LNB Bancorp, Inc., (hereinafter called the "Corporation") being a One Bank Holding Company owning all of the stock of The Lorain National Bank (hereinafter called the "Bank"). As of this date, the number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting of Shareholders to be held on April 18, 1995, is 3,210,765. Only those shareholders of record at the close of business on March 10, 1995 shall be entitled to vote. This proxy may be revoked prior to its exercise. The cost of this solicitation is being paid by the Corporation.

  VOTING
    Each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. No holder of shares of any class shall have the right to vote cumulatively in the election of directors.
    Shares held in accounts by the Bank's Trust and Investment Management Division will be voted by the trustee in accordance with written instructions from account administrators or account plan participants, and where no instructions are received, as the trustee deems proper.
    Shares of Common Stock represented by proxies in the accompanying form which are properly executed and returned to the Corporation will be voted at the Annual Meeting of Shareholders in accordance with the shareholders' instruction contained in such proxies. Where no such instructions are given, the shares will be voted for the election of directors as described herein; in support of the increase in the number of authorized shares; and at the discretion of the proxy holders on such other matters as may come before the meeting. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event, however, of the death or unavailability of any nominee or nominees, the proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend.
    The results of votes taken at the Annual Meeting will be disclosed in the Corporation's First Quarterly Report for 1995 on Form 10-Q, as filed with the Securities and Exchange Commission (SEC). The disclosure will include for each proposal, the number of votes for, the number of votes against and the number of abstentions. In addition, the disclosure will set forth the number of votes received by each candidate running for a directorship and the percentage of these votes as to the total shares outstanding.

  ELECTION OF DIRECTORS
    Article III provides that directors are to be divided into three (3) classes. Each class serves a term of three (3) years, or until their respective successors are elected and qualified. In that the term of office for five (5) members of the present Board of Directors will expire on April 18, 1995, the management has nominated the hereinafter named five (5) individuals for election to serve until April 21, 1998, or until their successors are elected and qualified.
    The affirmative vote of the holders of at least a majority of a quorum is required in order to elect each director. Under the Code of Regulations of the Corporation a quorum is constituted by the presence, in person or by proxy, of a majority of the voting power of the Corporation.

    Other nominations may be made only in accordance with the notice procedures set forth in Article III of the Code of Regulations of the Corporation. The procedure states that nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation no later than the close of business on the seventh (7th) day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information as to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and resident address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, at his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote teller may disregard all votes cast for each such nominee.
    Unless otherwise instructed, it is the intention of the persons named in the proxy to vote for the election of the following five(5) nominees:
    1) Daniel P. Batista
    2) David M. Koethe
    3) Stanley G. Pijor
    4) Eugene M. Sofranko
    5) Leo Weingarten

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH
  NOMINEE.

    The following individuals are directors whose term of office is scheduled to expire on April 16, 1996:
    1) James L. Bardoner
    2) Wellsley O. Gray
    3) Benjamin G. Norton
    4) Don A. Sanborn
    5) T.L. Smith, M.D.

    The following individuals are directors whose term of office is scheduled to expire on April 15, 1997:
    1) James F. Kidd
    2) James H. Riddell
    3) Thomas P. Ryan
    4) Paul T. Stack
                                    -4-

  DIRECTOR'S COMMITTEES
    The Bank has five (5) standing committees upon which members of the Board of Directors serve. They are:

    1) The Audit Committee        4) The Pension/Fringe Benefit Committee
    2) The Executive Committee    5) The Incentive Stock Option Committee
    3) The Trust Committee

    Membership of each of these committees is indicated by footnote on page 7.

    The Audit Committee met three (3) times during the last fiscal year. It establishes policies for the administration of the Bank's Audit Division. The Executive Committee met thirteen (13) times during the last fiscal year. This committee is authorized to approve matters relating to loans, the purchase of bills, notes, and other evidence of debt and also serves as the Compensation Committee. The Trust Committee reviews the various trusts accepted by the Bank's Trust and Investment Management Division. It held six (6) meetings during the last fiscal year. The Pension/Fringe Benefit Committee reviews indirect compensation of officers and employees. It did not meet during the last fiscal year. The Incentive Stock Option Committee determines who will receive stock options and the number of shares to be granted under the terms of the Incentive Stock Option Plan. The actions of the Incentive Stock Option Committee are subject to the approval of the Compensation Committee. It did not meet during the last fiscal year. The Bank has no designated Nominating Committee. Nominees for the Board of Directors are determined by a vote of the total Board of Directors.
    The Bank held thirteen (13) Board of Directors meetings during the last fiscal year. Of the directors who served during 1994, Leo Weingarten and James H. Riddell attended fewer than 75% of the total number of meetings of the Board of Directors and all committee meetings of which the aforementioned directors were a member.
    The Corporation held five (5) Board of Directors meetings during the last fiscal year. Of the directors who served during 1994, Leo Weingarten and James H. Riddell, attended fewer than 75% of the total of five (5) meetings held.
    All of the directors of the Corporation are also directors of the Bank. A director's fee of $400.00 is paid to those directors, who are not officers, for each meeting attended. Directors, who are also officers, receive a fee of $200.00 for their attendance at the Corporation's board meetings and receive no director's fees for their attendance at the meetings of the Bank's board.

                                                   LORAIN
                                                  NATIONAL
                                                    BANK       LNB BANCORP,
                      PRINCIPAL OCCUPATION        DIRECTOR    INC. DIRECTOR
  NAME AND AGE       FOR THE PAST FIVE YEARS       SINCE          SINCE

  JAMES L. BARDONER   RETIRED, FORMER PRESIDENT     1974          1983
  Age 76              Dorn Industries, Inc.
  (1-2-4-5)           (Manufacturing Company)

  DANIEL P. BATISTA   ATTORNEY/PARTNER              1976          1983
  Age 60              Cook & Batista Co. L.P.A.
  (2-3-5-7)

  WELLSLEY O. GRAY    SALES CONSULTANT              1973          1983
  Age 61              Smith Dairy Company
  (1-3)

  JAMES F. KIDD       PRESIDENT AND CHIEF           1989          1989
  Age 55              OPERATING OFFICER
                      LNB Bancorp, Inc. and
                      The Lorain National Bank

  DAVID M. KOETHE     CHAIRMAN OF THE BOARD         1975          1983
  Age 59              The Lorain Printing Company
  (2-3-4-5-8)

  BENJAMIN G. NORTON  EMPLOYEE AND                  1983          1983
  Age 55              COMMUNITY RELATIONS MANAGER
  (3-6)               Reliance Comm/Tec - Lorain Products

  STANLEY G. PIJOR    CHAIRMAN AND CHIEF            1969          1983
  Age 64              EXECUTIVE OFFICER
  (2-3-4)             LNB Bancorp, Inc. and
                      The Lorain National Bank

  JAMES H. RIDDELL    CHAIRMAN OF THE BOARD         1970          1983
  Age 68              Consumers Builders Supply
  (1-4-5-6)           Company
                      PRESIDENT
                      Consumeracq, Inc.

  THOMAS P. RYAN      EXECUTIVE VICE PRESIDENT      1989          1989
  Age 56              AND SECRETARY/TREASURER
                      LNB Bancorp, Inc.
                      EXECUTIVE VICE PRESIDENT
                      AND SECRETARY
                      The Lorain National Bank

  DON A. SANBORN      RETIRED                       1971          1983
  Age 71
  (1-3)
                                    -6-

                                                 LORAIN
                                                NATIONAL
                                                  BANK         LNB BANCORP,
                      PRINCIPAL OCCUPATION      DIRECTOR     INC. DIRECTOR
  NAME AND AGE       FOR THE PAST FIVE YEARS     SINCE           SINCE


  T.L. SMITH, M.D     PHYSICIAN                   1968            1983
  Age 81
  (1-2-4-5)

  EUGENE M. SOFRANKO  PRESIDENT AND CHIEF         1974            1983
  Age 64              EXECUTIVE OFFICER
  (1-2-4-5)           Lorain Glass Company, Inc.

  PAUL T. STACK       MANUFACTURER'S              1974            1983
  Age 65              REPRESENTATIVE
  (1-2-3)             Coley's Inc. and
                      A-1 Welding and Fabricating, Inc.

  LEO WEINGARTEN      RETIRED                     1964            1983
  Age 75
  (2-4-5)

    (1) Member of Audit Committee
    (2) Member of Executive Committee
    (3) Member of Trust Committee
    (4) Member of Pension/Fringe Benefit Committee
    (5) Member of Incentive Stock Option Committee
    (6) Executive Committee Alternate
    (7) The Bank has retained the law firm of Cook & Batista Co.,
        L.P.A. as legal counsel for the last several years. During the last fiscal year, The Lorain National Bank has paid to Cook & Batista, Co., L.P.A. an amount of $112,461.81. It is anticipated that this relationship will continue during the current fiscal year.
    (8) During the last fiscal year, The Lorain National Bank has paid to The Lorain Printing Company an amount of $51,500.98 for stationery, supplies and other printed material. It is anticipated that such business relationship will continue during the current fiscal year.
   Note: The Executive Committee also serves as the Compensation
   Committee.

  EXECUTIVE COMPENSATION
    During 1992 and 1993, the Securities and Exchange Commission (SEC) adopted new rules with regard to reporting executive compensation in proxy and information statements and other commission filings. The Corporation and the Bank do not have, nor has there been in the past, any Stock Appreciation Rights or Long Term Incentive Plans. The information which follows incorporates the disclosure requirements of these new rules.

  SUMMARY COMPENSATION TABLE
    The named executive officers disclosure requirements affect the
  Chief Executive Officer and those executive officers earning more than $100,000 in salary and bonuses. In 1994, 1993 and 1992, Mr. Stanley G. Pijor, Chairman and Chief Executive Officer, met the criteria requiring disclosure. In 1994 and 1993, Mr. James F. Kidd, President and Chief Operating Officer, met the criteria for disclosure. In
  1994, Mr. Thomas P. Ryan, Executive Vice President and Secretary/Treasurer, met the criteria for disclosure.
    The following table discloses the annual salary, bonuses and all other compensation awards and payouts for services in all capacities to the Corporation and the Bank for the fiscal years ended December
  31, 1994, 1993 and 1992.
                                     Compensation (1)
                          -----------------------------------------------
                                        Annual
  Name and               --------------------------------     All
  Principal Position        Year      Salary      Bonus      Other (2)
  ----------------------------------------------------------------------
  Stanley G. Pijor          1994    $186,044    $15,000     $61,483
  Chairman and              1993    $177,334    $10,000     $64,258
  Chief Executive Officer   1992    $171,618    $10,000     $62,934

  James F. Kidd             1994    $104,556    $15,000     $15,646
  President and Chief       1993    $ 94,634    $10,000     $11,903
  Operating Officer

  Thomas P. Ryan            1994    $ 92,323    $15,000     $14,450
  Executive Vice President
  and Secretary/Treasurer

  (1) The aggregate of Other Annual Compensation is less than 10% of the total of annual salary and bonus for all individuals for all years presented and therefore is not required to be reported under the SEC rules.

  (2) All Other Compensation consisted of the following:

     Stanley G. Pijor:                     1994        1993        1992
      Contribution, in Mr. Pijor's
      behalf to:
       The Bank's Stock Purchase Plan $ 5,202 $ 5,390 $ 5,358 The Bank's Employee Stock
        Ownership Plan                  $10,939     $12,494     $12,801
       Mr. Pijor's Supplemental
        Retirement Agreement            $37,441     $37,441     $37,441
       Mr. Pijor's Supplemental
        Life Insurance                  $ 6,901     $ 7,758     $ 6,309
     Corporation director's fees        $ 1,000     $ 1,175     $ 1,025



    James F. Kidd:                         1994        1993
     Contribution, in Mr. Kidd's
     behalf to:
      The Bank's Stock Purchase Plan    $ 3,909     $ 2,796
      The Bank's Employee Stock
       Ownership Plan                   $ 8,860     $ 6,959
      Mr. Kidd's Supplemental
       Life Insurance                   $ 2,077     $ 1,348
      Corporation director's fees       $   800     $   800

    Thomas P. Ryan:                      1994
     Contribution, in Mr. Ryan's
      behalf to:
       The Bank's Stock Purchase Plan  $ 3,508
       The Bank's Employee Stock
        Ownership Plan                 $ 7,993
       Mr. Ryan's Supplemental
        Life Insurance                 $ 1,949
       Corporation director's fees     $ 1,000

  OPTION GRANTS TABLE (last fiscal year)
    There were no stock options granted by the Corporation or the Bank in 1994.

  LONG TERM INCENTIVE PLAN AWARD TABLE (last fiscal year)
    There were no long term incentive plans or plan awards in 1994.

  OPTION EXERCISES AND YEAR END VALUE TABLE (last fiscal year)

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION VALUE (1)

                                                             Value of
                                        Number of           Unexercised
                                       Unexercised          In-the-Money
                                          Option              Option
                Shares                   Shares               Shares
              Acquired       Value     at FY-End(#)          at FY-End ($)
                 on        Realize     Exercisable/          Exercisable/
  Name        Exercise(#)    ($)(2)    Unexercisable       Unexercisable(2)
  --------------------------------------------------------------------------

  Stanley G. Pijor    -0-         $0         8,385/0             $184,549/$0

  James F. Kidd       -0-         $0         1,648/0             $  7,646/$0

  Thomas P. Ryan      -0-         $0         1,648/0             $  7,646/$0

  (1) All amounts reflect the 3% stock dividend in April 1994.

  (2) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or price of "in-the-money" options.

  COMPENSATION COMMITTEE REPORT
    The Executive Committee of the Bank meets annually to review all officer's salaries. The criteria used in determining salaries and bonuses of all officers (other than the Chief Executive Officer, Mr. Stanley G. Pijor) is based upon industry peer group, national surveys and performance judgements as to the past and expected future contributions of the individual officers. In addition, the Committee periodically is advised by independent compensation consultants concerning salary competitiveness.

    The compensation paid to the Chief Executive Officer (Mr. Stanley
  G. Pijor) is based upon an "Employment Agreement", a "Supplemental Retirement Agreement", and a "Consulting Agreement". The terms and conditions of these three (3) agreements are more fully discussed in the following paragraphs.
    In 1994, Fifteen Thousand Dollar ($15,000.00) bonuses were granted to Messrs. Pijor, Kidd and Ryan in addition to the compensation called for under the terms of the aforementioned agreements and criteria. The Executive Committee granted these bonuses based upon the Committee's assessment of the individual performance of Messrs. Pijor, Kidd and Ryan during 1994 and their contributions to the successful management of the Corporation and the Bank. Messrs. Pijor, Kidd and Ryan were not present during discussion of this bonus payment.

    The members of the Executive Committee are:
         James L. Bardoner                    T.L. Smith, M.D.
         Daniel P. Batista                    Eugene M. Sofranko
         David M. Koethe                      Paul T. Stack
         Stanley G. Pijor                     Leo Weingarten

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
    During 1994, Mr. Stanley G. Pijor, Chairman and Chief Executive Officer, served on the Executive Committee of the Bank. The Executive Committee also serves as the Compensation Committee of the Bank. Mr. Pijor did not participate in any of the deliberation relative to his compensation.

  EMPLOYMENT AGREEMENT
     On December 31, 1987, an Employment Agreement was entered into between Mr. Stanley G. Pijor and The Lorain National Bank. The Agreement became effective January 1, 1988 and shall remain in effect through December 31, 1995. The Agreement provides for Mr. Pijor to maintain the highest executive position in the organization. Mr. Pijor shall be compensated at the initial rate of One Hundred Twenty Nine Thousand Six Hundred Seventy Five Dollars ($129,675.00) with a five percent (5%) raise effective June 1st of each year thereafter. Mr. Pijor will continue to receive his present fringe benefits and such additional benefits as are set forth in the Bank's Employee Benefit Program. In determining the compensation payable under the Agreement, the Board of Directors reviewed compensation paid to presidents of financial institutions similar in size to The Lorain National Bank.

  SUPPLEMENTAL RETIREMENT AGREEMENT
    On December 31, 1987, the Bank entered into a Supplemental Retirement Agreement (SRA) with Mr. Stanley G. Pijor. The purpose of the SRA is to provide supplemental retirement benefits to Mr. Pijor in addition to the benefits provided by the Bank's qualified retirement plans. The SRA has been adopted to assist the Bank in retaining the services of Mr. Pijor through his normal retirement date. The SRA is designed to provide for the monthly payment or annual payment (at Mr. Pijor's election) in the event of: (a) normal retirement on or after July 1, 1995; (b) permanent disability1; (c) death2; or (d) discharge "without cause"3. Under terms of this agreement, Mr. Pijor will receive annual supplemental retirement benefits for 10 years of $50,000 if he retires at age 65 or after. The SRA is fully funded by means of a corporate owned life insurance policy which was paid for in eight (8) equal annual premium payments of Thirty Seven Thousand Four Hundred Thirty One Dollars and Twenty Cents ($37,431.20) from 1987 through 1994.

  Notes:
  1 If disability occurs prior to July 1, 1995, Mr. Pijor will receive the Fifty Thousand Dollar ($50,000.00) supplemental benefit as if he had retired on or after July 1, 1995.
  2 If death occurs after Mr. Pijor has established eligibility benefits (i.e., meeting the age requirements) then the applicable benefit, based on the corresponding age, will be paid to the appropriate beneficiaries.
  3 If discharge "without cause" occurs, Mr. Pijor will receive the Fifty Thousand Dollar ($50,000.00) supplemental benefit as if he had remained employed until his normal retirement date (i.e., July 1, 1995).

  CONSULTING AGREEMENT
     On March 15, 1994, the Bank and the Corporation entered into a Consulting Agreement (The Agreement) with Mr. Stanley G. Pijor. The Agreement provides that Mr. Pijor shall receive a consulting fee of $85,000 each year for a period of five (5) years commencing January 1, 1996. The Agreement also stipulates that Mr. Pijor will be provided with an automobile and will be reimbursed for reasonable expenses relative to his duties as a consultant during the term of the Agreement. Termination of the Agreement (by either party) would not prejudice Mr. Pijor's right to receive the benefits referred to above for a period of two (2) years.

  PENSION PLAN
    The Bank sponsors the Lorain National Bank Retirement Pension Plan (the Plan) covering substantially all employees of the Bank. An employee is eligible to participate on January 1 or July 1 after the attainment of age twenty-one (21) and completion of one year of service, as defined in the Plan.
    Participants are eligible for normal retirement upon reaching are sixty-five (65). Annual benefit payments are determined as a percentage for the five (5) consecutive plan years that yield the highest average salary. Participants in the Plan prior to January 1, 1989 will have annual benefit payments reduced if they have less than fifteen (15) years of continuous employment upon retirement. Participants who join the Plan after January 1, 1989 will have benefit payments reduced if they have less than twenty-five (25) years of continuous employment upon retirement. The normal form of benefit payment is a joint and survivor annuity. Benefits become fully vested after a participant has completed five (5) years of service. The Plan also provides for the payment of early retirement, death, disability, and deferred vested benefits.
     Annual benefit payments under the provisions of the Plan are computed by a formula, the factors of which include annual compensation, years of service and the social security taxable wage base.
     Assuming the participant selects the benefit payable in a ten (10) year Certain and Life Annuity at normal retirement date, the following table reflects annual benefits payable to the employee based upon average annual compensation levels and twenty-five (25) years of service.

                                        Employee's Annual Estimated Pension
                   Final Average            Payments Assuming Minimum of
               Annual Compensation               25 Years of Service

                   $250,000*                             $76,725
                    200,000*                              76,725
                    150,000                               76,725
                    100,000                               49,850

  *The current annual compensation limit with respect to determining an employee's annual pension payment is limited in 1994 by the Internal Revenue Code to $150,000. The Plan reflects the annual compensation limit and this results in a maximum annual pension payment of $76,725. Therefore, an employee's annual estimated pension payment for final average compensation levels of $150,000 and above remains at the $76,725 level. Pension benefits accrued prior to 1994 are grandfathered, if their calculated benefit is greater than $76,725. These pension payments do not reflect any additional retirement benefits which the employee may receive in the form of Social Security and other forms of supplemental retirement benefits. Messrs. Pijor, Kidd and Ryan have thirty-nine (39), thirty (30) and thirty-three (33) credited years of service respectively, under the provisions of the Plan.

     The Bank's 1994 contribution to the Plan was $138,282. The amount of contributions with respect to a specific person is not and cannot readily be calculated on an individual basis.

  PERFORMANCE GRAPH
    The graph which follows compares the five (5) year cumulative total return from investing $100 on December 31, 1989 in each of LNB Bancorp, Inc. common stock, the Standard & Poor's 500 Index (S&P 500 Index) of companies and the National Association of Securities Dealers Association Quotation System Banks Index (NASDAQ Banks Index) of companies, with dividends assumed to be reinvested when received.



                                       December 31,
                      1989   1990   1991   1992  1993  1994
  LNB Bancorp, Inc.   $100   $125   $140   $159  $196  $237
  S&P 500 Index       $100   $ 97   $126   $136  $150  $152
  NASDAQ Banks Index  $100   $ 73   $120   $175  $199  $199

  BENEFICIAL OWNERSHIP OF SHARES
    The following table reflects as of December 31, 1994, any person known to the Corporation to be the beneficial owner of more than five percent (5%) of any class of the Corporation's voting securities, consisting of common stock only, as well as the total number of shares of common stock beneficially owned by each director, nominee, and the directors and executive officers of the Corporation as a group.

  Five Percent Beneficial Ownership
                                      Amount and Nature   Percent
  Name and Address of                   of Beneficial       of
  Beneficial Owner                        Ownership        Class

  Standen and Co. as nominee for
  The Lorain National Bank               445,835(1)       13.93%
  457 Broadway
  Lorain, Ohio 44052

  (1) The Bank, a wholly owned subsidiary of LNB Bancorp, Inc. (a U. S. Corporation) disclaims beneficial ownership of all shares. The shares were held by the Bank in various accounts administered by it, as fiduciary, for the benefit of beneficiaries, donors, or principals of such accounts. The Bank, as fiduciary, had (a) sole power to vote 110,213 shares; (b) sole investment power to purchase/sell, but no power to vote on 166,885 shares; (c) shared investment power with sole
  power to vote with respect to 42,912    shares; and (d) no investment
  power and no power to vote on 162,907 shares. Shares of the Corporation held by the Bank in various fiduciary capacities will be voted only in accordance with directions, approvals or instructions where called by the governing instruments or by law, and in the absence of special factors affecting any individual account, will be voted in accordance with management's recommendations where the Bank as fiduciary has authority to determine the manner of voting.

  BENEFICIAL OWNERSHIP OF MANAGEMENT   (As of December 31, 1994)

                       Sole          Shared      Total Amount
                 Investment and  Investment and  of Beneficial   Percent
  Name            Voting Power    Voting Power     Ownership    of Class

  James L. Bardoner    6,531            479          7,010          .22%
  Daniel P. Batista   17,237         37,369         54,606         1.71%
  Wellsley O. Gray     6,366          3,550          9,916          .31%
  James F. Kidd       35,754            660         36,414         1.14%
  David M. Koethe     44,153            142         44,295         1.38%
  Benjamin G. Norton  34,567         35,656         70,223         2.19%
  Stanley G. Pijor    55,028         25,606         80,634         2.52%
  James H. Riddell    18,005          2,194         20,199          .63%
  Thomas P. Ryan      30,033            976         31,009          .97%
  Don A. Sanborn       9,746            -0-          9,746          .30%
  T. L. Smith, M.D.   10,968          7,806         18,774          .59%
  Eugene M. Sofranko   5,146         16,804         21,950          .69%
  Paul T. Stack        7,562            878          8,440          .26%
  Leo Weingarten      82,966          6,683         89,649         2.80%
  Executive Officers
   who are not
   Directors          55,693            321         56,014         1.75%
                     -------       --------        -------        ------
  All Directors and
   Executive Officers
   as a Group        419,755        139,124        558,879        17.46%
                     =======       ========        =======        ======

  INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
    Some of the directors of the Corporation and the companies with which they are associated, are customers of and had banking transactions with the Bank in the ordinary course of the Bank's business during 1994. Loans and commitments to loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as were those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.

  INCREASE AUTHORIZED SHARES AND FIX PAR VALUE AT $1.00 PER SHARE
    The Board of Directors recommends that the shareholders approve an amendment to Articles of Incorporation which would fix the par value of the Common Stock of the Corporation at $1.00 per share and increase the authorized number of shares from 4,000,000 to 5,000,000.
    Ratification of the appointment of the increase in the number of shares requires the affirmative vote of a majority of the shares of Common Stock of the Corporation voting in person or by proxy at the Annual Meeting of Shareholders. If the shareholders should not ratify the increase in the number of authorized shares, the Board of Directors will reconsider this action.
    The purpose of this amendment is to allow for a split of the Common Stock of the Corporation on a basis of five-for-four. The shareholders of record on April 18, 1995, will be issued additional shares on a five-for-four basis respective to their holding of Common Stock of the Corporation on that date assuming the shareholders approve the aforementioned amendment. This would increase the number of shares outstanding by 802,692 shares and result in an increase in the total number of shares outstanding from 3,210,765 to 4,013,457. The five-for-four stock split combined with the impact of having the par value of Common Stock fixed a $1.00 per share would result in an equity transaction in which $802,692 would be transferred from additional capital to Common Stock. This equity transaction would have no impact on retained earnings. The calculation of the actual number of shares to be issued and the amount of the resulting equity transaction will be based upon the number of shares outstanding on the record date.
    This action is recommended to allow more of our present and future customers to acquire additional shares or become new shareholders of LNB Bancorp, Inc.
    No fractional shares will be issued. The Corporation will sell full shares representing all the fractions to the highest bidder after having solicited sealed bids from at least three (3) licensed stockbrokers. The proceeds of the sale shall be distributed pro rata to shareholders who would otherwise be entitled to fractional shares.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

  COMMON STOCK PRICES
                              Trading Ranges of Common Stock-Bid Price

                               1994                    1993
                         HIGH        LOW         HIGH        LOW
  First Quarter         $27.75     $26.25       $22.40     $21.80
  Second Quarter         29.25      27.75        24.25      22.40
  Third Quarter          30.00      29.25        24.75      24.25
  Fourth Quarter         30.13      30.00        26.25      24.75

    Bid prices are taken from those published daily by a newspaper of general circulation in Lorain County, Ohio.

  PRINCIPAL ACCOUNTANTS
    The independent accounting firm of KPMG Peat Marwick LLP has served as the principal accountants for the Bank since 1972. A representative of the firm will be present at the Annual Meeting and will be available to respond to questions and issue a statement if so desired.

  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
    Shareholders may submit proposals appropriate for shareholder action at the Corporation's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 1996 Annual Meeting they must be received by the Corporation no later than December 1, 1995. Such proposals should be directed to LNB Bancorp, Inc., Attention:
  Shareholder Relations, 457 Broadway, Lorain, Ohio 44052.

  OTHER BUSINESS
    Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgement.

  COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
    Section 16(a) of the Securities Exchange Act requires the Corporation's officers and directors to file reports of ownership and changes of ownership of the Corporation's registered securities on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC).
    The Corporation believes that all officers and directors complied with all filing requirements applicable to them with respect to transactions during fiscal year 1994.

  ANNUAL DISCLOSURE STATEMENT
    Financial information regarding The Lorain National Bank is available to our customers, shareholders and the general public upon request. In accordance with Federal regulation to facilitate more informed decision making by depositors, and the general public, we will provide, upon request, an Annual Disclosure Statement containing financial information for the last two (2) years. To obtain a copy of the Annual Disclosure Statement, please contact Gregory D. Friedman, Senior Vice President and Chief Financial Officer, The Lorain National Bank, 457 Broadway, Lorain, Ohio 44052.

  ANNUAL REPORT
    A copy of the Corporation's Annual Report has been mailed to shareholders prior to the meeting. The Annual Report is not intended to be part of this Proxy Statement. A report of the operations of the Corporation and the Bank for the fiscal year ended December 31, 1994 will be presented at the meeting. A copy of the Corporation's Annual Report on Form 10-K under the Securities Exchange Act of 1934 is available to shareholders without charge upon request to Thomas P. Ryan, Executive Vice President and Secretary/Treasurer, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052.


                                      By Order of the Board of Directors


                                                  /s/     Thomas P. Ryan

                                                          Thomas P. Ryan
                                                Executive Vice President
                                                 and Secretary/Treasurer

  PROXY    ANNUAL MEETING         LNB BANCORP, INC., LORAIN, OHIO
    This Proxy is Solicited on Behalf of the Board of Directors




  The undersigned hereby appoint JAMES L. BARDONER, DAVID M. KOETHE and DANIEL P. BATISTA, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of the LNB Bancorp, Inc. held on record by the undersigned on March 10, 1995, at the Annual Meeting of Shareholders to be held on April 18, 1995 or any adjournment thereof.

  1.  ELECTION OF DIRECTORS
      [ ] FOR all nominees listed below (except as marked to the contrary below)

      [ ] WITHHOLD AUTHORITY to vote for all nominees listed below
          Daniel P. Batista, David M. Koethe, Stanley G. Pijor,
          Eugene M. Sofranko and Leo Weingarten

      (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)



  -----------------------------------------------------------------


  2. INCREASE AUTHORIZED SHARES AND FIX PAR VALUE AT $1.00 PER SHARE - Consideration of an amendment to the Articles of Incorporation of LNB Bancorp, Inc. which would increase the authorized number of shares from 4,000,000 to 5,000,000 and fix the par value of the Common Stock at $1.00 per share to allow for a five-for-four stock split of the Common Stock of LNB Bancorp, Inc. if this proposal is approved.

      [ ] FOR    [ ] AGAINST      [ ] ABSTAIN

  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposals 1 and 2.




  Dated -----------, 1995 Number of shares in my/our name ---------



                                 -------------------------- (L.S.)



                                 -------------------------- (L.S.)


  NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



      YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY FORM WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
           A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                  Please read and vote on other side.